Exhibit 99.1

MicroVision Directors and Executive Team to Purchase Shares

REDMOND, Wash. – November 14, 2023 – MicroVision, Inc. (Nasdaq: MVIS), a leader in MEMS-based solid-state automotive lidar technology and ADAS solutions, today announced its executive management team and several members of its Board of Directors have entered into private placement agreements to purchase shares of the Company’s common stock. Pursuant to the agreements, the purchasers will acquire an aggregate of approximately $100,000 of MicroVision’s common stock at $1.97 per share, yesterday’s closing price as reported on The Nasdaq Stock Market.

“As the independent Chair of the Board, I have great confidence in MicroVision’s management team and the Company’s business strategy,” stated Mr. Robert Carlile. “I believe MicroVision has a promising future ahead.”

“These share purchases by members of the Board of Directors and the executive team reflect our collective optimism toward accomplishing our strategic and operational goals for MicroVision and our continued commitment to building and achieving long-term value for our stockholders,” said Sumit Sharma, the Company’s Chief Executive Officer. “We thank our stockholders for their support and belief in what we are building here at MicroVision.”

About MicroVision

With over 350 employees and global presence in Redmond, Detroit, Hamburg, and Nuremberg, MicroVision is a pioneering company in MEMS-based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software into its proprietary technology to address existing and emerging markets. The Company’s integrated approach uses its proprietary technology to provide automotive lidar sensors and solutions for advanced driver-assistance systems (ADAS) and for non-automotive applications including industrial, smart infrastructure and robotics. The Company has been leveraging its experience building augmented reality micro-display engines, interactive display modules, and consumer lidar modules.

MicroVision, MAVIN, MOSAIK, and MOVIA are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including statements about the Company’s business strategy and future prospects, as well as the likelihood of accomplishing strategic and operational goals and building and achieving long-term value for MicroVision stockholders, and those statements using words such as “expects” or “intends” are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in our forward-looking statements include the following: our ability to operate with limited cash or to raise additional capital when needed; market acceptance of our technologies and products or for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements; our ability to identify parties interested in paying any amounts or amounts we deem desirable for the purchase or license of intellectual property assets; our or our customers’ failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; our ability to maintain our listing on The Nasdaq Stock Market, and other risk factors identified from time to time in our SEC reports, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact:

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact:

Robyn Komachi

Marketing@MicroVision.com